                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                        All American Semiconductor, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)    Amount Previously Paid:

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                        ALL AMERICAN SEMICONDUCTOR, INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be held on October 20, 2006

                              --------------------

To:  The shareholders of All American Semiconductor, Inc.

The annual meeting of the shareholders of All American Semiconductor, Inc. (the
"Company"), a Delaware corporation, will be held on Friday, October 20, 2006, at
1:00 P.M., San Jose, California local time, at Staybridge Suites, 1601 Crane
Court, San Jose, California, for the following purposes:

1.       to elect two directors to serve on the Board of Directors until the
         2009 annual meeting of shareholders or until election and qualification of their respective successors;
2.       to ratify the selection of Lazar Levine & Felix LLP as the Company's registered independent public accounting firm for the year ending
         December 31, 2006; and
3.       to consider and act upon such other matters as may properly come before the annual meeting or any and all postponements or adjournments thereof.

Only shareholders of record at the close of business on Tuesday, September 12,
2006, are entitled to notice of and to vote at the meeting or at any adjournments or postponements thereof.

                                             By Order of the Board of Directors,

                                             /s/ HOWARD L. FLANDERS
                                             -----------------------------------
                                             Howard L. Flanders
                                             Corporate Secretary
September 15, 2006
Miami, Florida

THE FORM OF PROXY IS ENCLOSED. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE
MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN
THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        ALL AMERICAN SEMICONDUCTOR, INC.
                             16115 N.W. 52nd Avenue
                              Miami, Florida 33014

                              --------------------

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                         To be held on October 20, 2006

                              --------------------

INTRODUCTION

General
-------

The enclosed proxy is solicited by and on behalf of the Board of Directors
("Board") of All American Semiconductor, Inc. (the "Company") for use at the
Company's annual meeting of shareholders (the "Meeting") to be held on Friday,
October 20, 2006, at 1:00 P.M., San Jose, California local time, at Staybridge
Suites, 1601 Crane Court, San Jose, California, and at any adjournments or postponements thereof. The Company is first mailing this Proxy Statement and the accompanying proxy to its shareholders on or about September 15, 2006.

Proxies in the form enclosed, if properly executed and received in time for voting, and not revoked, will be voted as directed in accordance with the instructions thereon. Any properly executed and timely received proxy, not so directing to the contrary, will be voted "FOR" each of the items listed on the proxy. Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to Howard L.
Flanders, the Corporate Secretary of the Company, by submission of a duly executed proxy bearing a later date or by voting in person at the Meeting.
Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any notice revoking a previously submitted proxy should be sent to Howard
L. Flanders, Corporate Secretary, All American Semiconductor, Inc., 16115 N.W.
52nd Avenue, Miami, Florida 33014. Revocations will not be effective unless received in writing by the Corporate Secretary of the Company prior to the
Meeting.

The expense of this solicitation will be borne by the Company. In addition to solicitation by mail, arrangements may be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and the Company will, upon request, reimburse them for reasonable expenses in doing so. Solicitation of proxies from some shareholders may also be made by the
Company's officers and regular employees by telephone, telecopy, the Internet, or in person after the initial solicitation, without additional compensation or remuneration therefor.

A copy of the Company's annual report for the fiscal year ended December 31,
2005 (which has included therein audited consolidated financial statements for the Company) is being mailed to the Company's shareholders together with this
Proxy Statement.

Voting Securities
-----------------

All voting rights are vested exclusively in the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), with each share entitled to one vote. Only shareholders of record at the close of business on Tuesday,
September 12, 2006 (the "Record Date"), are entitled to notice of and to vote at the Meeting or any adjournments or postponements thereof. On the Record Date, the Company had 4,000,124 shares of Common Stock outstanding (the "Shares"), all of which are entitled to vote at the Meeting. The presence at the Meeting, in person or by proxy, of the holders of a majority of the Shares will constitute a quorum for the transaction of business.

Approximately 9.6% of the Shares are (and were on the Record Date) owned by Paul
Goldberg and Bruce M. Goldberg and members of their families and certain affiliated trusts (collectively the "Goldberg Group"). See "SECURITY OWNERSHIP
OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." The members of the Goldberg Group have informed the Company that they intend to vote in favor of all proposals made by the Board in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by: (i) each person known by the Company to be the beneficial owner of more than five percent
(5%) of the Company's Common Stock, (ii) each director or nominee for director of the Company, (iii) each executive officer of the Company who was serving as an executive officer at the end of fiscal year 2005 (including the Chief
Executive Officer) and (iv) all executive officers and directors of the Company as a group. Except as indicated in the notes to the following table, the persons named in the table have sole voting and investment power with respect to all
Shares shown as beneficially owned by them.

                                                                     Percent of
   Name and Address                        Amount and Nature of     Outstanding
   of Beneficial Owner (1)               Beneficial Ownership (2)    Shares (2)
   -----------------------               ------------------------   ------------
   Bruce M. Goldberg (3)................            304,746               7.5%
   Dimensional Fund Advisors Inc. (4)...            261,273               6.5%
   Paul Goldberg (5)....................            178,077               4.4%
   Howard L. Flanders...................             42,631               1.1%
   John Jablansky.......................             17,490                *
   Rick Gordon (6)......................              7,121                *
   Richard E. Siegel (7)................              6,550                *
   Robin L. Crandell....................              6,000                *
   Howard M. Pinsley....................              5,000                *
   Michael W. Forman (8)................              3,250                *
   All executive officers and
   directors as a group
   (9 persons)(3)(5)(6)(7)(8)...........            570,865              13.7%

---------------
   *     Less than 1%

(1)      The address of Bruce M. Goldberg is 230 Devcon Drive, San Jose,
         California 95112.
(2)      Includes as to the person indicated the following outstanding stock options to purchase shares of the Company's Common Stock issued under the Employees', Officers', Directors' Stock Option Plan, as previously amended and restated (the "Option Plan") and the 2000 Nonemployee
         Director Stock Option Plan which will be vested and exercisable on or before November 11, 2006: 69,814 options held by Bruce M. Goldberg;
         49,504 options held by Paul Goldberg; 36,956 options held by Howard L.
         Flanders; 7,240 options held by John Jablansky; 6,000 options held by
         Richard E. Siegel; 6,000 options held by Robin L. Crandell; 2,500 options held by Howard M. Pinsley; 3,000 options held by Michael W.
         Forman; and 181,014 options held by the executive officers and directors as a group. Excludes outstanding stock options to purchase an aggregate of 60,036 additional shares of the Company's Common Stock issued under the Option Plan and the 2000 Nonemployee Director Stock
         Option Plan to the executive officers and directors as a group that will not be vested nor exercisable as of November 11, 2006.
(3)      Includes a total of 79,500 shares of the Company's Common Stock held of record by Bruce M. Goldberg as trustee for his sons and for his nieces and nephew and 1,500 shares of the Company's Common Stock held of record by Jayne Goldberg, the wife of Bruce Goldberg. For federal securities law purposes only, Bruce Goldberg is deemed to be the beneficial owner of these securities. Does not include 19,209 shares of the Company's Common Stock held of record by an unrelated third party as trustee for Bruce Goldberg's sons. Bruce Goldberg disclaims beneficial ownership over all such securities.
(4)      Dimensional Fund Advisors Inc. ("Dimensional") is a registered investment advisor with offices at 1299 Ocean Avenue, Santa Monica,
         California 90401. Information as to the beneficial ownership of the
         Company's Common Stock by Dimensional was obtained from an Amendment
         No. 1 to Form 13F filed by Dimensional on

         August 1, 2006 with the Securities and Exchange Commission ("SEC")
         which disclosed that Dimensional had sole investment discretion over accounts holding 261,273 shares of the Company's Common Stock, and, as for 251,673 of those shares, Dimensional also had sole voting authority.
(5)      Includes 57,844 shares of the Company's Common Stock owned of record by
         Paul Goldberg's wife, Lola Goldberg, and a total of 500 shares of the
         Company's Common Stock held of record by Paul Goldberg as custodian for two of his grandchildren. For federal securities law purposes only,
         Paul Goldberg is deemed to be the beneficial owner of these securities.
(6)      Rick Gordon was an executive officer of the Company on December 31,
         2005 and until the termination of his employment on February 28, 2006.
(7)      Does not include 550 shares of the Company's Common Stock owned by
         Richard E. Siegel's wife, Mary N. Siegel, and as to which Mr. Siegel is not the beneficial owner for federal securities law purposes.
(8)      Includes 250 shares of the Company's Common Stock owned of record by
         Michael W. Forman's wife, Ann Forman. For federal securities law purposes only, Michael W. Forman is deemed to be the beneficial owner of these securities.

BOARD OF DIRECTORS

In September 2005, Rick Gordon, then Senior Vice President of Sales and
Marketing of the Company, resigned as a member of the Company's Board in order to enable the Board to consist of a majority of independent directors, as required by Rule 4350(c) of the Rules of The Nasdaq Stock Market (the "NASD
Rules") within the time frame permitted by Rule 4350(a)(5) of the NASD Rules.
Mr. Gordon was an executive officer of the Company on December 31, 2005 and until the termination of his employment on February 28, 2006.

The Company currently has seven directors serving on its Board. The directors of the Company and their ages and positions (if any) with the Company as of the
Record Date are as follows:

Name                           Class     Age     Position
----                           -----     ---     --------

Paul Goldberg (1)                III      78     Chairman of the Board
Bruce M. Goldberg (1)             II      51     Director, President and Chief
                                                 Executive Officer
Howard L. Flanders                II      49     Director, Executive Vice
                                                 President, Chief Financial
                                                 Officer and Corporate Secretary
Robin L. Crandell (2)(3)(4)      III      56     Director
Howard M. Pinsley (2)(3)(4)        I      66     Director
Michael W. Forman (2)              I      66     Director
Richard E. Siegel                 II      61     Director

------------------
(1)      member of the Executive Committee
(2)      member of the Audit Committee
(3)      member of the Compensation Committee
(4)      member of the Nominating Committee

The Company's Certificate of Incorporation provides for a staggered Board, consisting of three classes. The terms of office of Class I, II and III directors expire in 2007, 2008 and 2006, respectively. The Board currently consists of four independent directors and three management directors and therefore complies with Rule 4350(c) of the NASD Rules which requires that the
Board consist of a majority of independent directors.

The following is a brief resume of the Company's directors:

Paul Goldberg, one of the co-founders of the Company and the father of Bruce M.
Goldberg, has been employed by the Company in various executive capacities since its predecessor's formation in 1964, and has served as Chairman of the Board since 1978. Paul Goldberg was also Chief Executive Officer of the Company until
1997 and President of the Company until 1994.

Bruce M. Goldberg, the son of Paul Goldberg, joined the Company in 1988 as Vice
President, in 1990 became Executive Vice President and in 1994 became President and Chief Operating Officer. In 1997, Bruce Goldberg was appointed Chief
Executive Officer of the Company. Bruce Goldberg has served as a director of the
Company since 1987. From 1981 until joining the Company, Bruce Goldberg practiced law. Bruce Goldberg serves as a member of the board of directors of the National Electronic Distributors Association (NEDA), a not-for-profit trade association representing distributors of electronic components and their manufacturer-suppliers.

Howard L. Flanders joined the Company in 1991 as its Vice President and Chief
Financial Officer, and in 1992 became a director of the Company and Corporate
Secretary. In 1997, Mr. Flanders was appointed Executive Vice President of the
Company. Prior to joining the Company, Mr. Flanders, who is a CPA, was
Controller of Reliance Capital Group, Inc., a subsidiary of Reliance Group
Holdings, Inc., where he held various positions since 1982. Prior thereto, Mr.
Flanders was an accountant with the predecessor to the public accounting firm of
PricewaterhouseCoopers LLP.

Robin L. Crandell is Director of Optical Communications Products Sales, the
Americas for JDS Uniphase Corporation, a provider of optical communications technologies. Prior to the acquisition in May 2004 by JDS Uniphase Corporation of E20 Communications, Inc., Mr. Crandell was Senior Vice President of Worldwide
Sales and Marketing for E2O Communications, Inc., a manufacturer of high-performance fiber optic transmission components and modules. Prior to joining E2O Communications, Inc. in March 2002, Mr. Crandell was Partner and
Vice President of Sales for Phase II Technical Sales, a manufacturers sales representation firm specializing in semiconductors. Prior to 1998, Mr. Crandell was Senior Vice President of Sales and Marketing for Samsung Electronics,
Storage System Division, Vice President of North American Business Operations
for VLSI Technology and Vice President of North American Sales for Samsung
Semiconductor. Previously he held various sales positions at Advanced Micro
Devices and was a senior engineer with Litton Data Systems. Mr. Crandell has a
BSEE degree from California State Polytechnic University. Mr. Crandell became a director of the Company in 1999.

Howard M. Pinsley is the Chairman of the Board, President and Chief Executive
Officer of Espey Mfg. & Electronics Corp., a company which has designed, developed and manufactured high voltage applications for industry and defense since 1928. Mr. Pinsley has been with Espey for over 20 years. Prior to joining
Espey, Mr. Pinsley was a junior accountant at an accounting firm located in New
York City. Mr. Pinsley became a director of the Company in 2002.

Michael W. Forman is President, Chief Executive Officer and a director of NELCO
Financial Services, Inc., a company that provides working capital assistance to small and medium size companies. Prior to joining NELCO Financial Services in
March 2003, Mr. Forman was a Senior Vice President at Metro Bank. From July 1997
until July 1999, Mr. Forman was President and Chief Executive Officer and a
director of Oceanmark Bank, FSB and from August 1995 to July 1997 Mr. Forman was
President and Chief Credit Officer of Peninsula State Bank. Prior to 1995, Mr.
Forman held various positions within the banking industry for over 28 years. Mr.
Forman became a director of the Company in 2003.

Richard E. Siegel was the Executive Vice President and a director of Supertex,
Inc., a manufacturer of high voltage complex proprietary and industry-standard integrated circuits until January 2006. Mr. Siegel had been with Supertex since
1981. Prior thereto, Mr. Siegel worked at Signetics Corporation, Fairchild
Semiconductor, Ford Instrument, and Grumman Aircraft Corporation. Mr. Siegel has
a B.S. degree in Mechanical Engineering from the City College of New York. Mr.
Siegel became a director of the Company in 1999.

Communications with Directors

Shareholders and others who wish to communicate with employee members of the
Board may do so by submitting any such communication addressed directly to the
Board member at the Company's address stated hereinabove. Shareholders and others who wish to communicate with nonemployee Board members may do so by submitting such communication to the Company, Attention: Howard L. Flanders,
Corporate Secretary, at the Company's address stated hereinabove, who will deliver any such communication to the relevant directors in accordance with their instructions.

Meeting Attendance

The Board formally met seven times during the fiscal year ended December 31,
2005, in addition to acting three times during the year by unanimous written consent. All Board members attended the meetings, except for two meetings in which one member was absent and one meeting in which two members were absent, and executed the unanimous written

consents. The Board encourages, but does not require, attendance of all incumbent directors and director nominees at the annual meeting of shareholders.
At the Company's 2005 annual meeting of shareholders, four Board members were present in person and three Board members were present by conference telephone.

The independent directors met twice in executive sessions in 2005.

Certain Relationships and Related Transactions

During 2005, the Company purchased product aggregating approximately $2.3 million from Supertex, Inc., a supplier of the Company where a Board member of the Company, Richard E. Siegel, was the Executive Vice President and a director until January 2006. Despite these transactions, Mr. Siegel constitutes an independent director under NASD Rule 4200(a)(15).

The Company leased residential space in San Jose, California from a partnership which includes two of the Company's executive officers (Paul Goldberg and Bruce
M. Goldberg). Beginning in 2001, the partnership had agreed to varying reductions in the monthly rental payment. The lease was terminated in September
2005. The Company paid approximately $27,900 to this partnership for the year ended December 31, 2005.

Board Compensation

Commencing in 2004, nonemployee members of the Board receive an annual fee of
$5,000. Each nonemployee director serving on one or more committees receives an additional annual fee of $2,000. The chairman of the audit committee receives an additional annual fee of $1,000.

The nonemployee members of the Board also receive annual grants of options under the 2000 Nonemployee Director Stock Option Plan. See "2000 Nonemployee Director
Stock Option Plan."

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange
Act"), requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Directors, executive officers and greater than ten percent shareholders are also required by the SEC regulations to furnish the Company with copies of all Section 16(a)
forms they file.

To the Company's knowledge, during the fiscal year ended December 31, 2005, all
Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent shareholders were satisfied.

BOARD COMMITTEES

Executive Committee

The Executive Committee is comprised of Paul Goldberg and Bruce M. Goldberg.
During 2005, the Executive Committee did not meet formally, however, its members spoke on nearly a daily basis in connection with the operations of the Company.
The Executive Committee possesses substantially all of the powers of the Board and acts as the Board between Board meetings.

Audit Committee

The Audit Committee is currently comprised of Howard M. Pinsley, Robin L.
Crandell and Michael W. Forman, all independent directors of the Company. Mr.
Pinsley and Mr. Crandell have served on the Audit Committee since 2002 and Mr.
Forman became a member in 2003. During the fiscal year ended December 31, 2005, the Audit Committee met nine times. The Board and the Audit Committee believe the Audit Committee's member composition satisfies the NASD Rules that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule
4200(a)(15). The Audit Committee operates under a written charter and consistent with such charter monitors and oversees the Company's financial reporting process on

behalf of the Board. It reviews the independence of the Company's registered independent public accounting firm and is responsible for, among other matters, authorizing or approving the engagement of the registered independent public accounting firm for both audit services and permitted non-auditing services, the scope of audit and non-audit assignments, related fees, the accounting principles used in financial reporting, internal financial accounting procedures, the adequacy of the internal control procedures, critical accounting policies, the overall quality of the Company's financial reporting, and reviewing and approving in advance, if appropriate, any proposed related party transactions. The Audit Committee has established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters or other Company-related matters.
The procedures for submission and investigation of communications regarding accounting and auditing matters and other Company-related matters are posted on the Company's web site, www.allamerican.com. This document is also available in print upon written request. Such written request should be sent to the Company,
Attention: Chief Financial Officer, at the Company's address stated hereinabove.
The Board has determined that Mr. Pinsley, who as noted above is independent as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act, is an audit committee financial expert as defined in Item 401(h)(2) of Regulation
S-K. See "Audit Committee Report" below.

Compensation Committee

The Compensation Committee currently consists of Howard M. Pinsley and Robin L.
Crandell, two independent directors of the Company. The Compensation Committee is responsible for determining the compensation of all executive officers of the
Company and acts as the stock option committee of the Board, administering the
Option Plan. The senior management of the Company makes all decisions with respect to the compensation (other than the granting of stock options) of all employees other than the executive officers of the Company. See "BOARD OF
DIRECTORS." During the fiscal year ended December 31, 2005, the Compensation
Committee met once and acted once by unanimous written consent.

Nominating Committee

The Nominating Committee is currently comprised of Howard M. Pinsley and Robin
L. Crandell, both independent directors of the Company. The Nominating Committee operates under a written charter approved by the Board and consistent with such charter evaluates and proposes nominees for the Board considering the minimum qualifications required of Board members as set forth in the charter. A copy of the Nominating Committee charter is available on the Company's web site,
www.allamerican.com. The charter requires that all members of the Nominating
Committee be "independent directors" as that term is defined by NASD Rule
4200(a)(15). The Nominating Committee will consider shareholder recommendations for nominees for membership on the Board. Such recommendations may be submitted to the Company, Attention: Howard L. Flanders, Corporate Secretary, at the
Company's address stated hereinabove. The Corporate Secretary will present such recommendations to the Nominating Committee. There are no specific, minimum qualifications that the Nominating Committee believes must be met by nominees recommended by the Nominating Committee and the Nominating Committee will utilize the same criteria in evaluating nominees recommended by the Nominating
Committee and nominees recommended by shareholders. In evaluating candidates for nomination to the Board, the charter of the Nominating Committee requires the
Nominating Committee to consider the contribution that a candidate would be expected to make to the Board and the Company based upon the current composition and needs of the Board and the candidate's expertise, integrity, prior experience, education, relationships and other factors that the Board determines are relevant. The Nominating Committee will identify potential candidates through recommendations from the Company's officers, directors, shareholders and other appropriate third parties. Although the Company is not currently paying a fee to any third party to identify or evaluate potential nominees, there is no guarantee that the Nominating Committee will not engage a third party search firm in the future, which engagement is authorized by the Nominating Committee charter. The Nominating Committee met once during the fiscal year ended December
31, 2005.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company's Board (the "Audit Committee") is currently comprised of Howard M. Pinsley, Robin L. Crandell and Michael W. Forman, all
independent directors of the Company. Mr. Pinsley and Mr. Crandell have served on the Audit Committee since 2002 and Mr. Forman became a member in 2003. The
Audit Committee operates under a written charter adopted and amended and restated by the Board in order to incorporate the changes

required by the Sarbanes-Oxley Act, SEC rules and the NASD Rules. The Board and the Audit Committee believe that the Audit Committee's current member composition satisfies the NASD Rules that govern audit committee composition, including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

The Audit Committee holds discussions with management and the Company's registered independent public accounting firm regarding current audit activities. Management has the primary responsibility for the Company's financial statements, systems of internal controls and the financial reporting process. The registered independent public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

The Audit Committee authorized and approved in 2005 the appointment of the
Company's registered independent public accounting firm, subject to shareholder ratification. The Company's registered independent public accounting firm also provided to the Audit Committee the written disclosure and letter required by
Independence Standards Board Standard No. 1 ("Independence Discussions with
Audit Committees"), and the Audit Committee discussed with the registered independent public accounting firm that firm's independence from the Company and its management.

Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the registered independent public accounting firm. The Audit Committee also discussed with the registered independent public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61
("Communication with Audit Committees"). Based on these discussions and reviews, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

The Audit Committee has considered whether the provision of the non-audit services described in "Tax Fees" below is compatible with maintaining Lazar
Levine & Felix LLP's independence.

Howard M. Pinsley (Chair)
Robin L. Crandell
Michael W. Forman

Principal Accounting Firm Fees and Services

The Company and its Audit Committee are committed to ensuring the independence of its registered independent public accounting firm. As such, it is the
Company's policy that all engagements of the Company's registered independent public accounting firm be pre-approved by the Audit Committee.

Audit Fees. The aggregate fees billed by the Company's registered independent public accounting firm, Lazar Levine & Felix LLP, for professional services rendered for the audit of the Company's annual financial statements for the years ended December 31, 2005 and December 31, 2004 and the review of the financial statements included in the Company's Forms 10-Q for each year were
$195,000 and $189,000.

Audit Related Fees. There were no fees billed by Lazar Levine & Felix LLP for
2005 and 2004 for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements that are not reported under Audit Fees above.

Tax Fees. The aggregate fees billed in 2005 and 2004 for professional services rendered by Lazar Levine & Felix LLP for tax compliance, tax advice, and tax planning were $43,000 and $35,000. All such tax services were pre-approved by the Audit Committee.

All Other Fees. There were no fees billed for services rendered by Lazar Levine
& Felix LLP for 2005 and 2004, other than the services described above.

EXECUTIVE OFFICERS OF THE COMPANY

The Company currently has four executive officers. Each officer serves at the discretion of the Board; however, as of the date of this Proxy Statement, each officer has an employment agreement with the Company. See "EXECUTIVE
COMPENSATION-Employment Agreements." The executive officers of the Company and their ages and positions as of the Record Date are as follows:

Name                     Age       Position
----                     ---       --------

Paul Goldberg            78        Chairman of the Board

Bruce M. Goldberg        51        President and Chief Executive Officer

Howard L. Flanders       49        Executive Vice President, Chief Financial
                                   Officer and Corporate Secretary

John Jablansky           49        Senior Vice President of Operations and Asset
                                   Management

John Jablansky has been employed by the Company since 1981. He was originally in sales and since 1982 has worked in various capacities within the product management department. In 1997, Mr. Jablansky was appointed Senior Vice
President of Product Management of the Company. In 2001, Mr. Jablansky became
Senior Vice President of Product Management and Operations and in December 2005
this title was changed to Senior Vice President of Operations and Asset
Management. Prior to joining the Company, Mr. Jablansky was employed by Milgray
Electronics, another electronic components distributor.

For a brief resume of the Company's executive officers other than John
Jablansky, see "BOARD OF DIRECTORS."

Code of Ethics

The Company has a Code of Ethics and Business Conduct that applies to all directors, officers and employees, including the Company's principal executive officers, the Company's principal financial and accounting officer, and the
Company's controller. You can find the Code of Ethics and Business Conduct on the Company's web site, www.allamerican.com. The Company will post any amendments to the Code of Ethics and Business Conduct, and any waivers that are required to be disclosed by the rules of the SEC or any other regulatory agency, on the Company's web site. This document is also available in print upon written request. Such written request should be sent to the Company, Attention: Chief
Financial Officer, at the Company's address stated hereinabove.

EXECUTIVE COMPENSATION

The following table sets forth information regarding the compensation earned during each of the fiscal years ended December 31, 2005, 2004 and 2003 by the
Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, whose total annual salary and bonus exceeded
$100,000:

                           Summary Compensation Table
                           --------------------------
                                                                                   Long-term
                                                                                  Compensation
                                                     Annual Compensation             Awards
                                            ----------------------------------     ----------
                                                                  Other Annual     Securities       All Other
                                            Salary                Compensation     Underlying     Compensation
Name and Principal Position          Year   ($) (1)   Bonus($)      ($) (2)        Options(#)        ($)(3)
---------------------------          ----   -------   -------     ------------     ----------       --------
Paul Goldberg...................     2005   273,000         -              -                -         10,000
  Chairman of the Board              2004   256,000   150,000              -           13,740         11,000
                                     2003   243,000         -              -           41,260         48,000(4)

Bruce M. Goldberg...............     2005   381,000         -              -                -         27,000
  President and Chief                2004   358,000   250,000              -           19,240         28,000
  Executive Officer                  2003   339,000         -              -           58,270         26,000

Howard L. Flanders..............     2005   203,000         -              -                -          7,000
  Executive Vice President and       2004   191,000   100,000              -           10,110          7,600
  Chief Financial Officer            2003   181,000         -              -           30,890         12,000

Rick Gordon (5).................     2005   206,000         -              -                -          4,000
  Sr. Vice President of              2004   194,000   100,000              -            9,500          4,000
  Sales Asia and Europe              2003   183,000         -              -           22,390          4,000

John Jablansky..................     2005  194,000(6)       -              -                -          1,000
  Sr. Vice President of Operations   2004  183,000(6)       -              -            2,000          2,000
  and Asset Management               2003  174,000(6)       -              -            6,040          1,000

---------------------

(1)  Salary paid to Paul Goldberg, Bruce M. Goldberg, Howard L. Flanders and
     Rick Gordon in each of the years presented was less than the amount payable under each executive officer's employment agreement with the Company as a result of voluntary salary reductions taken by the executive officers which voluntary salary reductions began in 2001.
(2)  Other annual compensation for each of the named executive officers in each of the years presented did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer.
(3)  All other compensation includes Company contributions to life insurance policies, where the Company is not the beneficiary, to the Deferred
     Compensation Plans and to the 401(k) Plan of the Company. See hereinbelow and "Deferred Compensation Plans for Executive Officers and Key Employees"
     and "401(k) Plan."
(4)  Includes a distribution of $38,000 under the terms of the 1998 Deferred
     Compensation Plan of the Company. See "Deferred Compensation Plans for
     Executive Officers and Key Employees."
(5)  Rick Gordon was an executive officer of the Company on December 31, 2005 and until the termination of his employment on February 28, 2006. See
     "Employment Agreements - Separation Agreement."
(6)  Includes commissions paid in the aggregate amount of $68,000 for each of the years presented.

The Company pays for a $550,000 universal life insurance policy on the life of
Paul Goldberg with benefits payable to his wife, which had an annual premium in
2005 of $7,668. Pursuant to the terms of an employment agreement with Bruce M.
Goldberg, the Company makes annual payments, currently in the amount of $21,995, to Bruce M. Goldberg to cover the annual premium on a $1,000,000 whole life insurance policy (the "Whole Life Policy") on the life of Bruce M. Goldberg. The
Company is obligated to continue, for the duration of Bruce M. Goldberg's employment with the Company, to pay the annual premium to Bruce M. Goldberg for the Whole Life Policy. In addition, pursuant to the terms of an insurance agreement effective as of January 1, 1993 with each of Howard L. Flanders and
Rick Gordon, beginning in 1993 the Company had advanced substantially all of the premiums for $1,000,000 flexible premium life insurance policies owned by each of Howard L. Flanders and Rick Gordon. Under the respective insurance agreement the Company's obligations to make premium payments in connection with Howard L.
Flanders' and Rick Gordon's policies lasted for a maximum of ten years from the time the insurance policies were acquired in 1993. This obligation terminated in
January 2003. The Company's premium advances were secured by a collateral assignment of the cash surrender value and death benefit of each of the policies subject to a five year vesting period which commenced on January 1, 1998. On
January 1, 2003 (the tenth anniversary of the insurance agreements), all advances were deemed cancelled, the security interests fully released and the cash surrender value and other benefits of their respective insurance policies were fully vested in these employees.

Option Grants in Last Fiscal Year

The Company did not grant any stock options during its fiscal year ended
December 31, 2005 to any named executive officer of the Company. The Company does not have a plan whereby tandem stock appreciation rights ("SARS") are granted. See "Employees', Officers', Directors' Stock Option Plan" hereinbelow.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-Ended Option
Values

The following table sets forth information concerning the aggregate option exercises in the fiscal year ended December 31, 2005 and the value of unexercised stock options as of December 31, 2005 for the individual executive officers named in the Summary Compensation Table:

                                                                        Number of
                                                                        Securities              Value of
                                                                        Underlying             Unexercised
                                                                        Unexercised           In-the-Money
                                                                        Options At             Options At
                                     Shares                              FY-End(#)             FY-End ($)
                                   Acquired on          Value           Exercisable/           Exercisable/
                                   Exercise(#)     Realized($)(1)       Unexercisable        Unexercisable(2)
                                   --------------------------------------------------------------------------
Paul Goldberg................              -                  -          28,878 (E)         $    45,551 (E)
                                                                         26,122 (U)              30,367 (U)
Bruce M. Goldberg............         15,000             12,180          45,734 (E)              70,973 (E)
                                                                         36,776 (U)              47,315 (U)
Howard L. Flanders...........          6,000              4,872          26,567 (E)              37,624 (E)
                                                                         19,433 (U)              25,083 (U)
Rick Gordon..................          8,717             27,203          14,567 (E)              13,636 (E)
                                                                         15,606 (U)              18,181 (U)
John Jablansky...............          4,000              4,648           7,224 (E)               7,357 (E)
                                                                          3,816 (U)               4,904 (U)

---------------------

(1)  Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on The Nasdaq
     Stock Market on the date of exercise.
(2)  Value is based upon the difference between the exercise price of the options and the last reported sale price of the Common Stock on The Nasdaq
     Stock Market on December 31, 2005 (the Company's fiscal year end).

Compensation Committee Report

The Compensation Committee is responsible for recommending to the Board the compensation of the executive officers, including annual base salaries, cash and non-cash bonuses, stock ownership plans, retirement plans and other benefits.
With respect to the compensation of the executive officers other than the Chief
Executive Officer, the Compensation Committee makes its recommendations after consulting with the Chief Executive Officer. In addition, the Compensation
Committee administers the Option Plan and the Company's deferred compensation plans and will administer all future benefit plans of the Company. The policies of the Compensation Committee and the Board with respect to the compensation of

                                       10

the executive officers is intended to establish levels of annual compensation that are consistent with the Company's annual and long-term goals and to reward individuals for corporate performance as well as individual achievements. In part, the Compensation Committee believes in using incentives such as annual incentive cash bonuses and stock option grants and deferred compensation plans as a means of motivating its executive officers to perform at the highest levels possible and to tie directly the compensation of the Company's executive officers to the operating performance of the Company. The Compensation Committee also takes into consideration the compensation of executive officers at companies similar in size to the Company and at other companies within the same industry as the Company.

During fiscal year 2005 executive officers named in the Summary Compensation
Table were compensated pursuant to employment agreements entered into prior to
2005 or previously existing compensation arrangements. See "Employment
Agreements" hereinbelow.

Howard M. Pinsley
Robin L. Crandell

Employees', Officers', Directors' Stock Option Plan

In 1987, the Company established the Option Plan. Subsequent thereto certain amendments to and a restatement of the Option Plan have been adopted by the
Board and approved by the shareholders of the Company. The Option Plan may be further modified or amended by the Board, but certain modifications and amendments are subject to approval by the Company's shareholders. The Option
Plan provides for the granting to key employees of both "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code of
1986, as amended (the "Code") and "nonqualified stock options" ("nonqualified stock options" are options which do not comply with Section 422 of the Code) and for the granting to nonemployee directors and independent contractors associated with the Company of nonqualified stock options. Unless earlier terminated, the
Option Plan will continue in effect through September 6, 2015, after which it will expire and no further options could thereafter be granted under the Option
Plan. The expiration of the Option Plan, or its termination by the Board, will not affect any options previously granted and then outstanding under the Option
Plan. Such outstanding options would remain in effect until they have been exercised, terminated or have expired. A maximum of 1,350,000 shares of the
Company's Common Stock have been reserved for issuance upon the exercise of options granted under the Option Plan, subject to any adjustments required upon changes in capitalization to prevent dilution or enlargement of the shares issuable pursuant to the Option Plan by reason of any stock split, stock dividend, combination of shares, recapitalization or other change in the capital structure of the Company.

The Option Plan is administered by the Compensation Committee comprised of two or more independent directors appointed by the Board from among its members. Any member of the Compensation Committee may be removed at any time either with or without cause by action of the Board and a vacancy on the Compensation Committee due to any reason can be filled by the Board. The current members of the
Compensation Committee are two of the independent directors of the Company,
Howard M. Pinsley and Robin L. Crandell. Subject to the express limitations of the Option Plan, the Compensation Committee has authority, in its discretion, to interpret the Option Plan, to adopt, prescribe, amend and rescind rules and regulations as it deems appropriate concerning the holding of its meetings and administration of the Option Plan, to determine and recommend persons to whom options should be granted, the date of each option grant, the number of shares of Common Stock to be included in each option, any vesting schedule, the option price and term (which in no event will be for a period more than ten years from the date of grant) and the form and content of agreements evidencing options to be issued under the Option Plan.

Options may be currently granted under the Option Plan to any key employee or nonemployee director or prospective key employee or nonemployee director
(conditioned upon, and effective not earlier than, his or her becoming an employee or director) of or independent contractor associated with the Company or its subsidiaries. However, as required by the Code, nonemployee directors and independent contractors are only eligible to receive nonqualified stock options.
In determining key employees to whom options will be granted, the Compensation
Committee takes into consideration the key employee's present and potential contribution to the success and growth of the Company's business and other such factors as the Compensation Committee may deem proper or relevant in its discretion including whether such person performs important job functions or makes important decisions for the Company, as well as the judgment, initiative, leadership and continued efforts of eligible participants. Employees who are also officers or directors of the Company or its subsidiaries will not by reason

                                       11

of such offices be ineligible to receive options. However, no member of the
Compensation Committee is eligible to receive options under the Option Plan and it is currently contemplated that nonemployee directors would be granted options under the 2000 Nonemployee Director Stock Option Plan described below and not the Option Plan. The Compensation Committee has not adopted formal eligibility limitation criteria. Therefore, quantification of the current number of employees, nonemployee directors and independent contractors that would technically be eligible for participation is not currently readily determinable.

The exercise price for all options granted under the Option Plan shall not be less than the fair market value of the Company's Common Stock on the date of grant (or, in the case of incentive stock options, 110% of the fair market value if the beneficiary of the grant beneficially owns 10% or more of the outstanding shares of the Company's Common Stock). For purposes of the Option Plan, fair market value on the date of grant of any option is the average of the "market price" of a share of Common Stock for each of the seven (7) consecutive business days preceding such date. The "market price" on each such day shall be (i) if the Common Stock is listed on a securities exchange (including The Nasdaq Stock
Market), the closing sales price on such exchange on such day or, in the absence of reported sales on such day, the mean between the reported closing bid and asked prices on such exchange on such day, or (ii) if the Common Stock is not listed on a securities exchange (including The Nasdaq Stock Market), the mean between the closing bid and asked prices as quoted by the National Association of Securities Dealers, Inc. through the National Association of Securities
Dealers Automated Quotation System ("NASDAQ") for such day; provided, however, that, if there are no such quotations or if it is determined that the fair market value is not properly reflected by such NASDAQ quotations or the Common
Stock is not traded on an exchange or over the counter, fair market value shall be determined by such other method as the Compensation Committee determines to be reasonable. Notwithstanding the foregoing, if on, or within ten (10) days prior to, the date of grant of any options a registration statement filed by the
Company with the SEC in connection with a public offering of Common Stock becomes effective, the fair market value of a share of such Common Stock shall be the public offering price per share of Common Stock being offered pursuant to such offering.

Except as may be specifically limited by the terms of the Option Plan, the granting of options is made at the sole discretion of the Compensation
Committee. Further, the aggregate fair market value of the Company's Common
Stock (determined at the date of the option grant) for which an employee may be granted incentive stock options which first become exercisable in any calendar year under the Option Plan may not exceed $100,000. Options granted pursuant to the Option Plan are not transferable during an optionee's lifetime.

The term of and any vesting schedule (whether the option will be exercisable immediately, in stages or otherwise, or the vesting will be based upon any condition such as the operating performance of the Company or other events such as a change in control) for an option granted under the Option Plan is established by the Compensation Committee, but the term may not be more than ten years from the date of grant of the option, except that, in the case of a person receiving an incentive stock option who at such time owns the Company's Common
Stock representing more than 10% of the Company's Common Stock outstanding at the time the option is granted, the term of such incentive stock option shall not exceed five years from the date of grant of the option. In general, options will not be exercisable after the expiration of their term. Furthermore, the
Compensation Committee has the authority and discretion to determine the time frame in which an optionee has to exercise his options (subject to the ten-year limitation from date of grant) in the event of his termination of employment due to death, disability, termination without cause, retirement, voluntarily leaving the Company or a change in control.

As of the Record Date, a total of 881,841 options were granted and had not expired or been forfeited, of which 344,269 were exercised and 537,572 options were outstanding (of which 221,550 options were held by executive officers of the Company as a group and 163,514 options are presently exercisable). These options, which are held by 164 persons, are exercisable at prices ranging from
$1.92 per share to $9.55 per share and are exercisable through various expiration dates from 2006 to 2011. There were 468,159 shares available as of the Record Date for future issuance under the Option Plan.

                                       12

2000 Nonemployee Director Stock Option Plan

In June 2000, the Company established the 2000 Nonemployee Director Stock Option
Plan, as amended (the "Director Stock Option Plan"). The Director Stock Option
Plan provides for awards of options to purchase shares of Common Stock of the
Company to nonemployee directors of the Company. Under the Director Stock Option
Plan, on or about the day of each nonemployee director's initial election to the
Company's Board, each nonemployee director will be awarded nonqualified stock options to purchase at least 1,500 shares of the Company's Common Stock, but not to exceed a maximum of 15,000 shares, at the fair market value of the Company's
Common Stock on the date on which the option is granted. The Board will determine the number of options to be granted to a nonemployee director upon his or her initial election as it deems necessary or advisable and in the best interests of the Company in order to attract and obtain outstanding and highly qualified candidates to serve on the Company's Board. On the date of the
Company's annual meeting of shareholders occurring later than 12 months after a nonemployee director's initial election, the Director Stock Option Plan provides such nonemployee director (subject to his or her re-election if up for re-election at such annual meeting) will be automatically awarded additional options to purchase 1,000 shares of Common Stock at the fair market value of the
Company's Common Stock on the date on which the option is granted. An aggregate of 75,000 shares of the Company's Common Stock have been reserved for issuance under the Director Stock Option Plan. As of the Record Date, a total of 21,000 options were granted and had not expired or been forfeited, of which 1,500 were exercised and 19,500 options were outstanding. These options, which are held by
4 persons, have exercise prices ranging from $1.98 per share to $10.53 per share
(based on fair market value at date of grant) and vest in 50% annual increments over a two-year period and are exercisable over a ten-year period. Under certain circumstances, including death, permanent disability, retirement or a change in control, vesting is accelerated and the options become fully exercisable.

Registration Statements

The Company has filed registration statements on Form S-8 with the SEC in order to register all of the shares of Common Stock issuable under the Company's two option plans before taking into account the additional 250,000 shares of Common
Stock issuable pursuant to an amendment to the Option Plan that was approved at the Company's 2005 annual meeting of shareholders. So long as such registration statements remain effective under the Securities Act of 1933, as amended (the
"Act"), shares of Common Stock (other than such additional 250,000 shares)
issued upon the exercise of outstanding options under the option plans will be immediately and freely tradable without restriction under the Act, subject to applicable volume limitations, if any, under Rule 144 and, in the case of executive officers and directors of the Company, Section 16 of the Exchange Act.
It is contemplated that the Company will, at the appropriate time, file an additional registration statement on Form S-8 in order to register the additional 250,000 shares of Common Stock issuable pursuant to the amendment to the Option Plan that was approved at the Company's 2005 annual meeting of shareholders.

Equity Compensation Plan Information

The following table sets forth information about the Company's Common Stock that may be issued upon exercise of options, warrants and rights under all of the
Company's equity compensation plans as of December 31, 2005, including the
Option Plan and the Director Stock Option Plan. The Company's shareholders have approved both of these plans.

                                                                                   Number of Securities Remaining
                               Number of Securities To      Weighted Average       Available for Future Issuance
                               Be Issued Upon Exercise      Exercise Price of      Under Equity Compensation Plans
                               of Outstanding Options,      Outstanding Options,       (Excluding Securities
Plan Category                     Warrants And Rights       Warrants and Rights     Reflected in the First Column)
-------------------------      -----------------------      -------------------     ------------------------------
Equity compensation plans
approved by shareholders               427,770                    $3.56                       678,929

Equity compensation plans
not approved by shareholders             N/A                       N/A                          N/A

Deferred Compensation Plans for Executive Officers and Key Employees

Effective January 1, 1988, the Company established a deferred compensation plan
(the "1988 Deferred Compensation Plan") for executive officers and key employees of the Company. The employees eligible to participate in the 1988 Deferred
Compensation Plan (the "Participants") are chosen at the sole discretion of the
Board, upon a recommendation from the Compensation Committee. In 2003, the 1988
Deferred Compensation Plan was amended to allow a Participant to elect to receive a lump sum benefit, providing such Participant has attained at least the age of 65 and has at such time 25 or more years of service with the Company.
Pursuant to the 1988 Deferred Compensation Plan, commencing on a Participant's

                                       13

retirement date, he or she will receive an annuity for ten years, unless he or she has elected to receive a lump sum benefit as described above. The amount of the annuity shall be computed at 30% of the Participant's salary, as defined.
Any Participant with less than ten years of service to the Company as of his or her retirement date will only receive a pro rata portion of the annuity.
Retirement benefits paid under the 1988 Deferred Compensation Plan will be distributed monthly. The Company did not pay any benefits under this plan for
2005. The maximum annuity benefit payable to a Participant (including each of the named executive officers) under the 1988 Deferred Compensation Plan is presently $30,000 per annum.

During 1996, the Company established a second deferred compensation plan (the
"1996 Deferred Compensation Plan") for executives of the Company. The executives eligible to participate in the 1996 Deferred Compensation Plan are chosen at the sole discretion of the Board upon a recommendation from the Compensation
Committee. The Company may make contributions each year in its sole discretion and is under no obligation to make a contribution in any given year. For 2005 the Company did not make any contributions to the plan. Participants in the plan will vest in their plan benefits over a ten-year period. If the participant's employment terminates due to death, disability or a change in control of management, he or she will vest 100% in all benefits under the plan. Retirement benefits will be paid, as selected by the participant, based on the sum of the contributions made and any additions based on investment gains. One executive officer (John Jablansky) of the Company has been chosen as a participant in the
1996 Deferred Compensation Plan.

401(k) Plan

The Company maintains a 401(k) plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Code. All full-time employees of the Company are eligible to participate in the 401(k) Plan after completing 90 days of employment. During 2005, each eligible employee could elect to contribute to the
401(k) Plan, through payroll deductions, up to 100% of his or her salary, limited to $15,000 in 2005. The Company's 401(k) Plan provides for discretionary matching contributions by the Company. During 2001 and in prior years, the
Company's 401(k) Plan provided for standard matching contributions by the
Company in the amount of 25% on the first 6% contributed of each participating employee's salary. No matching contributions were made by the Company for 2005.

Employment Agreements

The Goldberg Agreements

The Company has employment agreements with each of Paul Goldberg, its Chairman of the Board, and Bruce M. Goldberg, its Chief Executive Officer and President
(collectively and as amended the "Goldberg Agreements"). Effective January 1,
2000, the term of each of the Goldberg Agreements was extended until December
31, 2005, with automatic additional successive one-year renewal periods thereafter unless terminated in writing by the Company or the employee at least
60 days prior to the expiration of the then current term and subject, in the case of Paul Goldberg, to earlier termination in the event that Paul Goldberg elects to exercise his right to retire as hereinafter described. Each of the
Goldberg Agreements provides for a base salary, in the case of Paul Goldberg, of
$291,167 per annum effective January 1, 2000, and, in the case of Bruce M.
Goldberg, of $391,723 per annum effective January 1, 1999, subject to an annual increase equal to the greater of 4% per annum or the increase in the cost of living. During 2001 through 2005 Bruce M. Goldberg and Paul Goldberg voluntarily agreed to reductions in the base salary that they would otherwise then have been entitled to receive. Under the Goldberg Agreements, Paul Goldberg and Bruce M.
Goldberg are entitled to receive, in the case of Paul Goldberg, an annual cash bonus equal to 3% and, in the case of Bruce M. Goldberg, an annual cash bonus in
1999 equal to 4% and in 2000 and thereafter 5% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual bonus compensation for each of Paul Goldberg and
Bruce M. Goldberg is limited in any year to an amount no greater than two times his respective base salary for the applicable year. In addition, upon a change in control, all options granted by the Company to Paul Goldberg and Bruce M.
Goldberg automatically vest.

Under the Goldberg Agreement for Paul Goldberg, as amended, he is able to elect, in his sole discretion, to retire at any time (the "Retirement Election"). Upon the earlier to occur of the Retirement Election or at the expiration of the term of his Goldberg Agreement, the Company will be obligated to pay Paul Goldberg
(in addition to any other compensation he may be entitled to upon termination), and his spouse upon his death, a retirement benefit of $100,000 per annum until the later of the death of Paul Goldberg or his spouse, provide him and his spouse, without cost, until the later of their respective deaths, at least the

                                       14

same level of medical and health insurance benefits as was provided prior to his retirement and continue to pay the premiums on the life insurance policy insuring his life as described under "Summary Compensation Table" hereinabove.

The Goldberg Agreements also provide certain additional benefits to each of Paul
Goldberg and Bruce M. Goldberg, including participation in the Company benefit plans, use of or payment for an automobile and, in the case of Bruce M.
Goldberg, continuance in the event of disability of all his respective compensation and other benefits for two years and the payment of the annual premium on the Whole Life Policy as described under "Summary Compensation Table"
above.

The Goldberg Agreements, also provide that, in the event of change in control
(as defined in the Goldberg Agreements) of the Company, each of Paul Goldberg and Bruce M. Goldberg shall have the option in his sole discretion to terminate his Goldberg Agreement. In such event, Paul Goldberg would be entitled to elect
(in lieu of electing to continue to receive some or all of the compensation, payments and benefits as and when due under his Goldberg Agreement) to receive a lump sum payment equal to the sum of (i) Paul Goldberg's compensation due through the greater of the end of the term of his Goldberg Agreement or three years after the change in control, (ii) the present value (assuming a certain discount rate and life expectancy) of the retirement payments payable to Paul
Goldberg commencing from the later of the end of the term or three years after the change in control until his death, (iii) an amount sufficient to pay, until the later of his or his spouse's death, the premium for at least the same level of health insurance benefits as was provided before the change in control and
(iv) an amount sufficient to pay until his death, the premiums on the life insurance policy insuring his life as described under "Summary Compensation
Table" above. Similarly, under the Goldberg Agreement for Bruce M. Goldberg, in the event of a change in control and Bruce M. Goldberg's election to terminate his Goldberg Agreement, Bruce M. Goldberg at his option will be entitled to elect to receive a lump sum payment equal to his compensation due through the later of the end of the term of his Goldberg Agreement or three years after the change in control or for such period to continue to receive such compensation as and when due under the Goldberg Agreement. The Goldberg Agreements (as well as the employment agreement for Howard L. Flanders discussed below) also provide for reimbursement of, and a gross-up for, any federal tax liability imposed pursuant to Section 4999 or Section 280G (or any successor provisions) of the
Code, as amended, and any similar state or local taxes, as a result of a change in control payment, consideration and/or benefit made or provided by the Company pursuant to such employment agreements.

The Flanders Agreement

Effective as of January 1, 2000, the Company entered into a new employment agreement with Howard L. Flanders, its Executive Vice President, Chief Financial
Officer and Corporate Secretary (the "Flanders Agreement").

The Flanders Agreement had an initial term through December 31, 2003, with automatic additional successive one-year renewal periods thereafter unless terminated in writing by the Company or the employee at least 60 days prior to expiration of the then current term. It provides for a base salary, effective as of January 1, 2000, of $215,000 per annum, subject to an annual increase commencing January 1, 2001, equal to the greater of 5% per annum or the increase in the cost of living. During 2001 through 2005, Howard L. Flanders voluntarily agreed to reductions in the base salary that he would otherwise then have been entitled to receive. Under the Flanders Agreement, Mr. Flanders is entitled to receive an annual cash bonus equal to 2% of the Company's pre-tax income, before nonrecurring and extraordinary charges, in excess of $1,000,000 in any calendar year. Such annual cash bonus compensation is limited in any year to an amount no greater than the base salary for the applicable year. The Flanders Agreement also provides for certain additional benefits, including participation in the
Company benefit plans, use of or payment for an automobile and continuance of all his compensation and other benefits for two years in the event of disability. Further, if Mr. Flanders were to be terminated without cause (which includes requiring employee to perform duties not commensurate with his offices or which differ materially from duties that presently exist or, after a change in control, changing the location where employee is based), he is entitled to receive severance benefits equal to the greater of two-years compensation or the remainder of the compensation due under the Flanders Agreement. Additionally, under the Flanders Agreement, the Company has paid premiums under a life insurance policy for Mr. Flanders with the beneficiary to be as designated by
Mr. Flanders as described under "Summary Compensation Table" above. The Flanders
Agreement also provides that, in the event of a change in control (as defined in the Flanders Agreement) of the Company, Mr. Flanders would have the option in his sole discretion to terminate the Flanders Agreement. In such event, and subject to remaining an employee of the Company (or its successor) for 180 days after the change in control (other than as a result of his death, disability or termination without cause), Mr. Flanders, at his option, is entitled to elect to receive a lump-sum payment equal to his compensation due through the later of the end of the term of the Flanders Agreement or two years after the change in control or for such period to continue to receive such compensation as and when

                                       15

due under the Flanders Agreement. In addition, upon a change in control, all options granted by the Company to Mr. Flanders automatically vest. The Flanders
Agreement also contains covenants not to compete, nonsolicitation and nondisclosure provisions.

The Jablansky Agreement

On January 31, 2006, the Company entered into an employment agreement (the
"Jablansky Agreement") with John Jablansky, its Senior Vice President of
Operations and Asset Management and an executive officer of the Company. The
Jablansky Agreement is effective as of January 1, 2006 and has an initial term through December 31, 2006, with automatic additional successive one-year renewal periods thereafter unless terminated in writing by the Company or the employee at least 60 days prior to expiration of the then current term. The Jablansky
Agreement provides for a base salary, effective as of January 1, 2006, of
$200,000 per annum, subject to an annual increase for each calendar year during the term of the Jablansky Agreement after 2006 equal to the greater of 5% per annum or the annual increase in the cost of living. Mr. Jablansky is also entitled to participate in all employee benefit plans offered by the Company, including, without limitation, medical insurance, dental insurance, pension and/or profit sharing plans, 401(k) plans, stock option plans and cafeteria plans, as well as the 1996 Deferred Compensation Plan. Under the Jablansky
Agreement, if the Company were to terminate Mr. Jablansky without cause (as defined in the Jablansky Agreement) or if Mr. Jablansky were to become disabled, he would be entitled to receive a severance amount equal to that portion of his gross annual salary at the time of termination that would have been paid over the number of weeks equal to the product of 2 multiplied by the full number of calendar years that Mr. Jablansky had been employed by the Company. This severance amount would be paid on the basis of regularly occurring payroll payments as if Mr. Jablansky were still employed by the Company. The Jablansky
Agreement also provides that, in the event that a change in control (as defined in the Jablansky Agreement) of the Company occurs while Mr. Jablansky is employed by the Company, and within the 60-day period prior to the date of the change in control or at any time during the two year period following the date of the change in control, Mr. Jablansky's employment is terminated by the
Company without cause or the Company elects not to renew the Jablansky Agreement or the Company requires Mr. Jablansky to relocate to an office outside of
Miami-Dade County, Broward County or Palm Beach County, Florida without Mr.
Jablansky's consent and as a result Mr. Jablansky resigns as an employee of the
Company, (i) Mr. Jablansky would receive a severance amount equal to his then current annual salary until the later of 12 months after such termination, non-renewal or resignation or 24 months after the date of the change in control, with such severance amount being payable on the basis of regularly occurring payroll payments as if Mr. Jablansky were still employed by the Company, and
(ii) all options granted by the Company to Mr. Jablansky would automatically vest. The Jablansky Agreement also contains covenants not to compete, nonsolicitation and nondisclosure provisions.

The Separation Agreement

On March 24, 2006, the Company entered into a separation agreement and general release (the "Separation Agreement") with Rick Gordon, who was the Company's
Senior Vice President of Sales Asia and Europe and an executive officer of the
Company until February 28, 2006, the effective date of his termination of employment with the Company. The Separation Agreement provides, among other things, for severance payments equal to his base salary through February 29,
2008 ($216,300 for the period March 1, 2006 to February 28, 2007 and $227,115 for the period from March 1, 2007 to February 29, 2008) and the cash bonus, if any is earned, for the calendar years 2006 and 2007 that Mr. Gordon would have received under his employment agreement with the Company if he had continued as an employee of the Company. In addition, Mr. Gordon (i) will be entitled to participate in the medical insurance program offered by the Company from time to time to all employees through February 29, 2008, subject to the terms set forth in the Separation Agreement, (ii) will continue to have the use of a company-leased vehicle through May 6, 2008, the end of the lease term, (iii) had the right to exercise his outstanding stock options that were vested as of
February 28, 2006 until May 29, 2006, and (iv) received $23,000 in lieu of all amounts due with respect to any deferred compensation plan. Furthermore, in the event that Mr. Gordon complies with all of the covenants not to compete and related restrictions set forth in his employment agreement with the Company, all of which covenants and restrictions survive the termination of his employment with the Company, the Company will pay an additional $25,000 in severance. The payments and benefits to be provided to Mr. Gordon under the Separation
Agreement are in full satisfaction of the substantially similar severance obligations the Company had under Mr. Gordon's employment agreement with the
Company.

                                       16

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board currently consists of Howard M. Pinsley and Robin L. Crandell, both being independent directors of the Company. See
"BOARD COMMITTEES - Compensation Committee." Since January 1, 2005 to the date hereof, none of the members of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K.

STOCK PRICE PERFORMANCE CHART

The following graph compares the five-year cumulative total returns* of the
Company's Common Stock with the NASDAQ Market Index and the Electronic Parts and
Equipment Peer Group Index (SIC Code 5065). The stock price performance shown below is not necessarily indicative of future price performance.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG THE COMPANY, THE ELECTRONIC PARTS AND EQUIPMENT
                    PEER GROUP INDEX AND NASDAQ MARKET INDEX*

                         Fiscal Years Ended December 31

-----------------------

*Assumes the investment of $100 on January 1, 2001 and reinvestment of dividends
 (no dividends were declared on the Company's Common Stock during the period).

                                       17

PROPOSALS

ITEM 1.  ELECTION OF DIRECTORS

It is intended that the votes will be cast pursuant to the accompanying proxy for the nominees named below, unless otherwise directed. The Board has no reason to believe that such nominees will become unavailable; however, in the event that such nominees should be unavailable, proxies solicited by the Board will be voted for the election of substitute nominees designated by the Nominating
Committee of the Board.

Paul Goldberg has been a member of the Board since 1978 and Robin L. Crandell has been a member of the Board since 1999. The names of the nominees and the terms and class are set forth below. For biographical and other information regarding such nominees, see "BOARD OF DIRECTORS."

              Nominee                     Term         Class
              -------                    -------       -----
              Paul Goldberg              3 years         III
              Robin L. Crandell          3 years         III

Proxies cannot be voted for a greater number of persons than the nominees named above.

The nominees for directors who receive a plurality of the votes cast by the holders of the Shares will be elected. Abstentions (withheld authority) and broker or nominee non-votes are not counted in determining the number of Shares voted for or against any nominee for director.

The Board recommends a vote in favor of the nominees for election to the Board.

ITEM 2.  RATIFICATION OF SELECTION OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING
         FIRM

It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Lazar Levine & Felix LLP as the Company's registered independent public accounting firm for the fiscal year ending December 31, 2006, unless otherwise directed.

The firm of Lazar Levine & Felix LLP certified the accounts of the Company for the fiscal years ended December 31, 1988 and thereafter. For a discussion of the fees paid to Lazar Levine & Felix LLP for services rendered during the year ended December 31, 2005, see "Principal Accounting Firm Fees and Services" under
"AUDIT COMMITTEE REPORT." No member of such firm or any associate thereof has any financial interest in the Company or its subsidiaries. A member of such firm is not expected to be present at the Meeting.

Shareholder approval of the Company's registered independent public accounting firm is not required under Delaware law. The Board is submitting the selection of Lazar Levine & Felix LLP by the Audit Committee of the Company to its
shareholders for ratification in order to determine whether the shareholders generally approve of the Company's registered independent public accounting firm. If the selection of Lazar Levine & Felix LLP is not approved by the shareholders, the Audit Committee will reconsider its selection.

The affirmative vote of a majority of the Shares represented in person or by proxy at the Meeting which cast a vote on this proposal is required to approve this proposal. Abstentions (withheld authority) and broker or nominee non-votes are not counted in determining the number of Shares voted for or against this proposal.

The Board recommends a vote in favor of this proposal.

                                       18

SHAREHOLDER'S PROPOSALS FOR 2007 ANNUAL MEETING

Any shareholder of the Company who wishes to present a proposal to be considered at the 2007 annual meeting of shareholders and who wishes to have such proposal receive consideration for inclusion in the Company's proxy statement for such meeting must deliver such proposal in writing to the Company at 16115 N.W. 52nd
Avenue, Miami, Florida 33014, not later than May 18, 2007. Any such shareholder proposal must comply with the requirements of Rule 14a-8 promulgated under the
Securities Exchange Act of 1934.

The persons named as proxies for the 2007 annual meeting of shareholders will generally have discretionary authority to vote on any matter presented by a shareholder for action at that meeting. In the event that the Company receives notice of any shareholder proposal no later than forty-five (45) days before the date on which the Company first mailed its Proxy Statement, then, so long as the
Company includes in its proxy statement for the 2007 annual meeting of shareholders advice on the nature of the matter and how the named proxies intend to vote the shares for which they have received discretionary authority, such proxies may exercise discretionary authority with respect to such matter, except to the extent limited by the rules of the SEC governing shareholder proposals.

OTHER MATTERS

The Board has no knowledge of any other matters which may come before the
Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment or postponements thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

A COPY OF THE COMPANY'S ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2005 IS
BEING PROVIDED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL
FURNISH TO EACH PERSON SOLICITED HEREUNDER, WITHOUT CHARGE, COPIES OF ITS ANNUAL
REPORT ON FORM 10-K (INCLUDING EXHIBITS) FOR THE COMPANY'S YEAR ENDED DECEMBER
31, 2005, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON RECEIPT BY
THE COMPANY OF A WRITTEN REQUEST BY SUCH PERSON. SUCH WRITTEN REQUEST SHOULD BE
SENT TO THE COMPANY, ATTENTION: HOWARD L. FLANDERS, EXECUTIVE VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER, AT THE COMPANY'S ADDRESS STATED HEREINABOVE.

                                       By Order of the Board of Directors,

                                       /s/ HOWARD L. FLANDERS
                                       -----------------------------------------
                                       Howard L. Flanders
                                       Corporate Secretary

September 15, 2006
Miami, Florida

                                       19

PROXY ALL AMERICAN SEMICONDUCTOR, INC. ANNUAL MEETING OF SHAREHOLDERS-OCTOBER 20, 2006 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Paul Goldberg and Bruce M. Goldberg, and each of them, as proxies, with full power of substitution to each, for and in the name, place and stead of the undersigned to vote all shares of Common Stock of All American Semiconductor, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on Friday, October 20, 2006, at 1:00 P.M., San Jose, California local time, at Staybridge Suites, 1601 Crane Court, San Jose, California, and at any and all postponements and adjournments thereof. The Board of Directors recommends a vote "FOR" Proposals 1 and 2 on reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. WHERE A VOTE IS NOT SPECIFIED, THE PROXIES WILL VOTE THE SHARES REPRESENTED BY THE PROXY "FOR" EACH OF PROPOSALS 1 AND 2 ON REVERSE SIDE. A MAJORITY OF SAID PROXIES PRESENT AND ACTING IN PERSON OR BY THEIR SUBSTITUTES (OR IF ONLY ONE IS PRESENT AND ACTING, THEN THAT ONE) MAY EXERCISE ALL OF THE POWER CONFERRED HEREBY. DISCRETIONARY AUTHORITY IS CONFERRED HEREBY AS TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. PLEASE SIGN EXACTLY AS YOUR NAME APPEARS IN THE RECORDS OF THE COMPANY. IF THE SHARES ARE HELD IN THE NAMES OF TWO OR MORE PERSONS, EACH SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS, ATTORNEYS AND CORPORATE OFFICERS SHOULD ADD THEIR TITLES. Receipt of the Company's 2005 Annual Report and the Notice of Annual Meeting of Shareholders and Proxy Statement relating thereto is hereby acknowledged. ----------- (Continued and to be signed on the reverse side) SEE REVERSE SIDE -----------

PLEASE SIGN‚ DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE X 1. Election of Directors: 2. Ratification of the selection of FOR AGAINST ABSTAIN Lazar Levine & Felix LLP as the [ ] [ ] [ ] NOMINEES: Company's registered independent [ ] FOR ALL NOMINEES o Paul Goldberg public accounting firm for the year [ ] [ ] [ ] o Robin L. Crandell ending December 31, 2006. [ ] WITHHOLD AUTHORITY FOR ALL NOMINEES 3. Upon such other matters as may properly come before the Annual [ ] FOR ALL EXCEPT Meeting or any and all postponements (See instruction below) or adjournments thereof. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X] To change the address on your account, please [ ] check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder _______________ Date: _______ Signature of Shareholder _______________ Date: _______ Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.